                                              ADMINISTRATION CONTRACT
                                             THE LB SERIES FUND, INC.

         This  Agreement is made as of this 1st day of January, 2004,  between Thrivent Financial for Lutherans, a fraternal  benefit  society  organized  under the  laws of the  State of  Wisconsin  ("Thrivent"),  as provider of administrative management and services, and the LB Series Fund, Inc., a Minnesota corporation (the "Corporation").

         WHEREAS,  the  Corporation  engages in  business as an open-end  management  investment  company and is so registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS,  the  Corporation  is authorized to issue shares of beneficial  interest in separate  series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS,  the Corporation  presently  offers shares in fourteen (14) series,  Small Cap Growth  Portfolio,
Opportunity Growth Portfolio,  Mid Cap Select Growth Portfolio,  Mid Cap Growth Portfolio,  World Growth Portfolio,
All Cap Portfolio,  Growth Portfolio,  Investors Growth Portfolio,  Growth Stock Portfolio,  Value Portfolio,  High
Yield  Portfolio,  Income  Portfolio,  Limited  Maturity Bond Portfolio and Money Market  Portfolio,  such fourteen series (the "Initial  Funds"),  together with all other series  subsequently  established by the  Corporation  with respect to which Thrivent services pursuant to the terms of this Agreement,  being herein collectively  referred to as the "Funds" and individually as a "Fund"; and

         WHEREAS,  Thrivent is an investment  adviser of mutual funds,  and has the  experience  and  competence to provide administrative management and service to each of the Funds; and

         WHEREAS, the Corporation desires to retain Thrivent to furnish  administrative  management and services to each of the Funds and Thrivent is willing to furnish such administrative management and services;

         NOW,  THEREFORE,  in consideration of the premises and mutual  covenants  herein  contained,  it is agreed between the parties hereto as follows:

         1.   Appointment and Acceptance.  The Corporation  appoints Thrivent as administrative  manager of each of the Initial Funds,  and Thrivent  accepts such  appointment  and agrees to render the services hereby set forth for the compensation herein provided.

         In the event that the  Corporation  establishes  one or more series of shares other than the Initial Funds with respect to which it desires to retain Thrivent to render  administrative  services hereunder,  it shall notify
Thrivent in writing  (the  "Notice").  If Thrivent is willing to render  such  services on the terms  provided  for herein,  it shall execute and deliver the Notice to the Trust  whereupon  such series of shares shall become a Fund hereunder and said Notice shall be attached to this Agreement and when attached shall be a part hereof.

         2.   Duties of  Administrative  Manager.  Thrivent  will provide or procure  administrative  services from one or more of its  subsidiaries  or other vendors as appropriate for the Corporation and each of the Funds and, in so doing,  will act in conformity with the Articles of  Incorporation  and Bylaws of the  Corporation,  the current registration  statement of the Trust, the  requirements of the 1940 Act and all other applicable  federal and state laws and regulations.

         3.   Administrative  Services.  The  term  "administrative  services"  means  all  services  necessary  to conduct the business  operations of the Corporation and each of the Funds,  except those certain  services that are provided to the Trust and each of the Funds pursuant to the following contracts:

                                        Investment Advisory Contract
                                        Custodian Contract
                                        NAV Accounting Agreement

         Administrative Services include, but are not necessarily limited to, the following:

(a) Preparation  and filing of all  material  required by the  Securities  and Exchange  Commission  and state regulatory authorities such as registration  statements,  proxy materials,  audited and unaudited financial statements, Forms N-SAR 24f-2 filings, and other similar documents;

(b) Preparation and filing of federal and state tax returns;

(c) Internal auditing services;

(d) In-house legal services and regulatory compliance services;

(e) Oversight of transfer agent function;

(f) Maintenance and retention of all Corporate charter  documents and the filing of all documents  required to maintain the Corporation's status as a Minnesota Corporation;

(g) Arrangement  of,  and  preparation  and  dissemination  of all  materials  for,  meetings  of the
    Corporation's  Board of  Directors  and  committees  thereof,  preparation  and  retention of all minutes and other records  thereof,  and  preparation  of other reports as requested by the Board of directors;

(h) Coordination  and  handling of  accounting,  legal and  regulatory  audits and  examinations  and preparation  or  management  of the  preparation  of  responses  to all  inquires  by  regulatory agencies,  the  press  and  the  general  public  concerning  the  business  and  affairs  of the
    Corporation and the Funds,  including handling and resolution of any  investigations,  actions or proceedings  initiated  against the  Corporation  by any  regulatory  authority  and responses to subpoenas and tax levies;

(i) Calculation of dividends and capital gains distributions for each Fund;

(j) Preparation of each Fund's performance calculations and responding to surveys conducted by third parties (e.g., Lipper, Morningstar, etc.) and reporting of each Fund's performance and other portfolio information in response thereto;

(k) Administration of the Corporation's Code of Ethics;

(l) Administration   of  operating   policies  of  the   Corporation  and   recommendations   to  the
    Corporation's  officers and Board of Directors of  modifications  to such  policies to facilitate the protection of  shareholders  or the market  competitiveness  of the Corporation and each Fund and, to the extent necessary, to comply with new legal or regulatory requirements;

(m) Monitoring or arranging for the monitoring of legal,  tax,  regulatory and industry  developments related to the business  affairs of the Corporation and  communicating  such  developments to the
    Corporation's  officers  and Board of  Directors  as they may  reasonably  request or as Thrivent believes appropriate; and

(n) Filing of claims, monitoring of class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims with respect to any Fund.

         4.   Price.  For receiving Administrative Services under this Agreement, whether such services are provided by Thrivent or other vendors,  the Corporation  will pay Thrivent a fee equal to
0.03  percent  (0.03%) of each Fund's  average  annual  daily net assets.  The fee of each Fund shall be accrued at the rate of 1/365th of the annual rate  applied to the daily net assets of such Fund  computed as  described in the
Prospectus  for each Fund,  and in the case of days when the net asset value of a Fund is not  computed,  as of the last preceding day on which the net asset value for that Fund was computed.

         The fee so accrued  during each calendar month shall be paid to Thrivent  monthly in arrears.  In no event will the charges for  administrative  services for any Fund during a fiscal year exceed 0.03 percent (0.03%) of the
Fund's total net assets at the end of the fiscal year.  The cost of any  administrative  expenses in excess of 0.03 percent (0.03%) of any the Fund's net assets at the end of any fiscal year will be borne by Thrivent.

         5.   Books and  Records.  Thrivent  agrees to provide  reports and records  reasonably  necessary  for the
Board of Directors of the  Corporation to determine the accuracy of any item of expense  charged to the Corporation by  Thrivent  pursuant  to this  agreement.  Thrivent  agrees  (a) that all  records  which  it  maintains  for the
Corporation are the property of the  Corporation  and shall surrender  promptly to the Corporation any such records upon written request, and (b) to properly retain all records required to be maintained.

         6.   Services  Not  Exclusive.  The  services  furnished  by  Thrivent  hereunder  are  not  to be  deemed exclusive to the Corporation and Thrivent shall be free to furnish similar and other services to others.

         7.   Audit,  Inspection and Visitation.  Thrivent shall make available  during regular  business hours all records and other data created and  maintained  pursuant to the  provisions of this  Agreement  for the  reasonable audit and inspection by the Corporation,  any person retained by the Corporation,  or any regulatory  agency having authority over the Corporation.

         8.   Limitation of Liability of Thrivent and  Verification  of  Information.  Thrivent shall not be liable for any error of judgment  or mistake of law for any loss  suffered by the  Corporation  or any Fund in  connection with the matters to which this Agreement  relates  except a loss resulting from  negligence on its part or the part of any subsidiary in the performance of service under this Agreement.

         9.   Duration and Termination.

              (a) This Agreement shall become  effective on the date hereof,  provided that it has been approved on behalf of the Funds by a majority of the  Directors  of the  Corporation  including a majority of the Corporation's disinterested Directors.

              (b) This  Agreement  shall  continue  in effect  for one year from the above  effective  date  unless sooner  terminated as provided herein.  Thereafter,  this Agreement shall continue for successive periods of twelve months each,  provided that such  continuance  is approved at least annually by a  majority  of the  Directors  of the  Corporation  including  a majority  of the  Corporation's disinterested Directors.

              (c) This Agreement may be terminated on behalf of the  Corporation  or any Fund at any time,  without the payment of any penalty,  by vote of a majority of the  Corporation's  Directors or by vote of a majority of the outstanding  voting  securities of the terminating  Fund on sixty days' written notice to Thrivent.  Thrivent may terminate  this  Agreement  without the payment of any penalty, on sixty days' written  notice to the  Corporation or any  particular  Fund.  Termination of this
                  Agreement with respect to a particular Fund shall not affect this Agreement's  continuation  with respect to any non-terminating Fund or the Corporation.

         10.  Amendment of This  Agreement.  No provision of this Agreement may be changed,  waived,  discharged or terminated  orally,  but only by an instrument in writing  signed by the party  against  which  enforcement  of the change,  waiver,  discharge or termination is sought,  and no amendment of this Agreement  shall be effective until approved  by  a  majority  of  the  Directors  of  the  Corporation  including  a  majority  of  the  Corporation's disinterested Directors, or by a vote of a majority of the outstanding voting securities of the Corporation.

         11.  Use of the  Names.  The  Corporation  shall not use the names of  Thrivent  in any  material  without prior  approval  by  Thrivent.  Thrivent  hereby  consents to the use of its name which  merely  refers in accurate terms to its  appointment  hereunder  or which is required  by the  Securities  and  Exchange  Commission  or other regulatory authorities.

         12.  Relations  With  Corporation.  Subject to and in accordance  with the Articles of  Incorporation  and
By-Laws of the Corporation it is understood that Directors,  officers,  agents and  shareholders of the Corporation are or may be interested in Thrivent as directors,  officers, or otherwise,  that directors,  officers,  agents and members of Thrivent (or any  successors)  are or may be  interested  in the  Corporation  as  Directors,  officers, shareholders or otherwise,  that Thrivent (or any successor  thereof) is or may be interested in the Corporation as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement.

         13.  Limitation of Liability.  It is expressly  agreed that the obligations of the  Corporation  hereunder shall not be binding  upon any of the  Directors,  shareholders,  nominees,  officers,  agents or  employees of the
Corporation  personally,  but shall bind only the property of the  Corporation.  The execution and delivery of this
Agreement have been authorized by the Directors and signed by an authorized  officer of the Corporation,  acting as such,  and neither such  authorization  by such  Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them  personally,  but shall  bind only the  property  of the  Corporation.  The obligations  of any Fund  hereunder  shall be the  exclusive  obligation of that Fund and Thrivent can only look to the assets of that Fund to satisfy any debt or obligation incurred by that Fund hereunder.

         14.  Miscellaneous.  The captions in this  Agreement are included for  convenience  of reference  only and in no way define or delimit any of the  provisions  hereof or otherwise  affect their  construction  or effect.  If any provision of this  Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         15.  Choice  of Law.  This  agreement  shall be  construed  in  accordance  with the laws of the  State of
Minnesota and any applicable federal law.

         IN WITNESS  WHEREOF,  the  parties  hereto have caused  this  agreement  to be executed by their  officers designated below as of the day and year first above written.

LB SERIES FUND, INC.                                 THRIVENT FINANCIAL
                                                     FOR LUTHERANS

By: /s/ Pamela J. Moret                              By: /s/ Bruce J. Nicholson
    -------------------------------                      -------------------------------
    Pamela J. Moret                                      Bruce J. Nicholson, President
    President                                            and Chief Executive Officer